UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 30, 2012

THERMOGENESIS CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	333-82900 (Commission File Number)	94-3018487 (I.R.S. Employer Identification No.)

2711 Citrus Road
Rancho Cordova, California  95742
(Address and telephone number of principal executive offices) (Zip Code)

(916) 858-5100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.02. Termination of a Material Definitive Agreement

The information set forth under Item 5.02 of this Current Report on Form 8-K relating to the termination of J. Melville Engle’s employment agreement with ThermoGenesis Corp. (“Company”) is hereby incorporated in this Item 1.02 by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
Incident to a reorganization as noted below, effective January 27, 2012, Mr. Engle has resigned as the Chief Executive Officer and Director (in which role he served as Chairman of the Board of Directors) of the Company, which resignation was accepted by the Board of Directors. To the knowledge of the Company, there were no disagreements between Mr. Engle and the Company that led to Mr. Engle’s resignation, and Mr. Engle did not furnish the Company with any written correspondences concerning any disagreements with the Board of Directors surrounding his resignation.

On January 27, 2012, the Company and Mr. Engle agreed that: (a) Mr. Engle’s employment agreement with the Company dated April 10, 2009, as amended, will be terminated effective as of the date of his resignation, except for sections 6 through 13, which contain among others, certain confidentiality and non-solicitation provisions set forth therein and (b) the Company will pay Mr. Engle an aggregate severance of $318,750, equaling nine months of his base salary, which will be paid out bi-weekly over the next nine months.  No other compensation or benefits will be provided to Mr. Engle by the Company.

(c)
Effective January 27, 2012, Matthew Plavan, currently Chief Financial Officer of the Company, was appointed to the role of Chief Executive Officer and member of the Board of Directors. A copy of the Company's press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.  The Board of Directors further approved Mr. Craig Moore as an independent Chairman of the Board.  Mr. Plavan, 48, joined the Company in 2005 as Chief Financial Officer and has served in this capacity, in addition to other positions, since.  Mr. Plavan will serve as Chief Executive Officer in addition to his role of Chief Financial Officer.  There will be no changes to Mr. Plavan’s existing employment agreement or remuneration.  Mr. Plavan and the Company have not engaged in any related party transactions. Mr. Plavan has no family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers. There are no other arrangements or understandings with Mr. Plavan with respect to his appointment as a Chief Executive Officer.

Item 8.01. Other Events.

Incident to a tactical reorganization to address global economic conditions and the impact of those conditions on the Company’s business, the Company made a number of changes in corporate management and responsibilities, as discussed above, and further eliminated eight positions.   The tactical restructuring is aimed at reducing annual expense and further directed towards sustaining corporate objectives commensurate with current revenue, as further detailed in the Company’s press release, attached as Exhibit 99.1.  The Company expects to record one-time expenses of approximately $500,000 related to the restructuring, and anticipates annual cost reductions of approximately $2 million.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.                                Exhibit Description

99.1	Press Release dated January 30, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMOGENESIS CORP.,
a Delaware Corporation

Dated: January 30, 2012	/s/ Matthew Plavan
Matthew Plavan,
Chief Executive Officer